Exhibit 5.2

               [POLSINELLI SHALTON WELTE SUELTHAUS PC letterhead]






                                November 17, 2006
Sprint Nextel Corporation
2001 Edmund Halley Drive
Reston, Virginia  20191

     Re: Issuance of $2,000,000,000 Senior Notes due 2016 of Sprint Nextel Corporation

Ladies and Gentlemen:

     We are special Kansas counsel to Sprint Nextel Corporation, a Kansas corporation (the "Company"), in connection with the offering by the Company of $2,000,000,000 in aggregate principal amount of the Company's 6.0% Senior Notes due 2016 (the "Securities"), as contemplated by the Company's Registration Statement No. 333-138548 on Form S-3 as amended by Post-Effective Amendment No. 1 to Form S-3 (as the same may be amended from time to time, the "Registration Statement"). The Securities will be issued under an indenture (the "Indenture") to be entered into by and between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee").

In such capacity, we have reviewed and relied on:

     (A) copies of (I) the Amended and Restated Articles of Incorporation of the Company (the "Articles"); (II) the Company's Amended and Restated Bylaws (the "Bylaws"); (III) resolutions adopted by the Board of Directors of the Company on July 25, 2006 and September 25, 2006; (IV) unanimous written consent minutes of the Finance Committee of the Board of Directors dated as of November 9, 2006, and (V) written consent minutes of the Pricing Committee of the Finance Committee of the Board of Directors dated as of November 15, 2006; all of which have been certified to be correct and complete by the Assistant Secretary of the Company;

     (B)  the Securities and the Indenture;

     (C) a certificate from the Kansas Secretary of State indicating that the Company is in good standing in Kansas as of November 17, 2006;

     (D)  certificates of officers of the Company delivered to this law firm;

     (E)  the Form S-3  registration  statement,  filed with the  Securities and
          Exchange   Commission   on  November  9,  2006,   as  amended  by  the
          Post-Effective


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          Amendment  No.1  to  Form  S-3, and  the prospectus included   therein
          (respectively, the "Registration Statement" and the "Prospectus");

     (F) the form of Underwriting Agreement provided to us (the "Underwriting Agreement"), to be entered into by and between the Company and representatives of the Underwriters; and

     (G)  the  information   under  the  caption  "Business  -  Overview  -  The
          Corporation" in the Company's Form 10-K for the fiscal year ended December 31, 2005.

     The documents listed in clause (A) are collectively referred to herein as the "Corporate Records." The documents listed in clause (B) are collectively referred to herein as the "Transaction Documents." The documents listed in clauses (C) through (G) are collectively referred to herein as the "Due Diligence Information."

     We call your attention to the fact that, to the extent specifically qualified and limited below in Paragraphs (a) through (e) and in the specific opinions rendered, we did not conduct an investigation that independently confirms the facts upon which we render this opinion and, with your permission, we have assumed and relied upon the accuracy of all factual information set forth in and made by the Company in the Registration Statement, the Prospectus, the Transaction Documents and the Officer's Certificate, together with certain representations and statements made to us by public officials as to factual matters material to the opinions expressed herein.

     In rendering our opinions as to the good standing of the Company, we have relied exclusively on a certificate of a public official, although we have not obtained tax good standing certificates and no opinion is provided with respect to tax good standing.

     The opinions and statements expressed herein are subject to the following assumptions, comments, conditions, exceptions, qualifications and limitations:

     (a) Our opinions and statements expressed herein are restricted to matters governed by the internal laws of the State of Kansas, without regard to conflict of laws.

     (b) In reviewing the Transaction Documents, Corporate Records, and Due Diligence Information, we have assumed the genuineness of all signatures and initials thereon, the genuineness of all notaries contained thereon, and the conformance of all copies with the original thereof and originals to all copies thereof. We have further assumed that all certificates, documents and instruments dated prior to the date hereof remain accurate and correct on the date hereof. We have made no review of agreements, documents or transactions described or referred to in the Corporate Records, and we express no opinion as to the effect of such terms, conditions or provisions of such agreements, documents and transactions upon the Transaction Documents or the matters discussed herein. We have further assumed that all Due Diligence Information is accurate, complete and authentic (including proper indexing and filing).

     (c) None of the opinions below include any implied opinion unless such implied opinion is both (i) essential to the legal conclusion reached by the express opinions set forth below, and (ii) based upon prevailing norms and expectations among experienced lawyers in the State of Kansas, reasonable under the circumstances.


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     (d) The issuance of Securities is not  prohibited  under any agreement that is binding upon the Company.

     (e) The Registration Statement, and any post-effective amendments thereto, is effective. No stop order suspending the effectiveness of the Registration Statement or of any post-effective amendment to the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act of 1933 have been instituted or threatened by the Commission against the Company or related to the offering contemplated in the Registration Statement.

     Based on the foregoing, and qualified in the manner and to the extent set forth herein, we are of the opinion that:

          1. The Company is a corporation existing and in good standing under the laws of the State of Kansas, with the corporate power generally to conduct business and to own or lease properties.

          2. The Indenture has been authorized by all necessary corporate action of the Company.

          3. The Securities have been authorized by all necessary corporate action of the Company.


     We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Polsinelli Shalton Welte Suelthaus PC under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                Very truly yours,

                                /s/ Polsinelli Shalton Welte Suelthaus PC

                                Polsinelli Shalton Welte Suelthaus PC